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                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended June 30, 1999
(Unaudited, Subject to Adjustment)



INCOME

  Revenue (1)                                            $298,175
                                                         --------
  Total income                                            298,175
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                        267,109
     Depreciation                                           4,766
     Selling, general and administrative expenses          39,455
     Income tax                                            (4,308)
                                                         --------
  Total operating expenses                                307,022
                                                         --------

  Operating income (loss)                                  (8,847)

  Other income (expense), net                                 298
                                                         --------

Net income (loss)                                          (8,549)

Accumulated deficit at beginning of period                          (16,107)
                                                         --------
Accumulated deficit at end of period                     $(24,656)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)